Exhibit 99.1

REPUBLIC BANCSHARES OF TEXAS, INC.

ANNOUNCES PROPOSED

GOING-PRIVATE TRANSACTION

Houston, Texas – September 15, 2005 – Republic Bancshares of Texas, Inc. (the “Company”), announced today that its Board of Directors has unanimously approved a plan to end the Company’s obligation to file reports with the Securities and Exchange Commission (the “SEC”). The plan will be affected through a share reclassification, whereby shareholders owning 2,100 or less shares of Company common stock will receive shares of Series A Preferred Stock for each share of common stock they own. Shares of common stock held by shareholders owning more than 2,100 shares will remain outstanding and be unaffected by the reclassification.

Based on the Company’s current shareholder census, management expects that the reclassification will reduce the Company’s number of record shareholders of common stock to fewer than 300, thereby enabling the Company to cease filing periodic reports, proxy statements and other reports under the Securities and Exchange Act of 1934. Management estimates that the cessation of these reporting obligations will result in significant cost savings following completion of the reclassification. The Company intends to continue to have its financial statements audited and expects to make quarterly and annual financial information publicly available.

C. P. Bryan, Chairman of the Board and Chief Executive Officer stated, “We are pleased with the decision to effect the going private transaction through a share reclassification, which will allow our shareholders to continue to hold the same relative equity position in the Company after the reclassification as they currently hold. Also, it is important to note that there will be no changes in any of the officers, directors, or employees, or in the operations of the Company or its subsidiary, Republic National Bank, as a result of the transaction. Our long-term plan is to remain an independent community bank and this transaction will help continue that strategy.”

The proposed transaction is subject to various conditions, including the approval by the holders of at least two-thirds of the issued and outstanding common stock of the Company. Shareholders will be asked to approve the transaction at a special meeting of shareholders following the distribution of a definitive proxy statement, currently expected to be held in the fourth quarter of 2005.

As the Company’s management and board of directors examined the advantages and disadvantages of our status as an SEC reporting company, it became evident that in view of the Company’s low trading volume and lack of a liquid trading market for the common stock, the compliance costs associated with remaining an SEC reporting company outweighed the benefits of such status to our shareholders. We believe that the Company can operate more efficiently as a private company.

About Republic Bancshares of Texas, Inc.

Republic Bancshares of Texas, Inc. is a bank holding company headquartered in Houston, Texas. The Company derives substantially all of its revenue and income from the operation of its bank subsidiary, Republic National Bank. The Company offers a diversified range of commercial and personal banking products and services to small and medium-sized businesses and consumers through six banking locations in the greater Houston metropolitan area.

Important Legal Information

The Company intends to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction described above and will file a definitive proxy statement upon completion of the SEC review. The definitive proxy statement will be sent to the shareholders of the Company seeking their approval of the reclassification transactions. We urge investors and shareholders to read in their entirety the definitive proxy statement and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about the Company and the proposed transaction. Investors and security holders may obtain free copies of the definitive proxy statement, when it becomes available, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and other documents filed by the Company with the SEC may also be obtained by directing a written request to Republic Bancshares of Texas, Inc., 4200 Westheimer, Suite 101, Houston, Texas 77027, Attn: Investor Relations.

The directors, executive officers, and certain other members of management of the Company may be soliciting proxies in favor of approval of the plan from the Company’s shareholders. For information about the Company’s directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by the Company, as filed with the SEC at the website address provided in the preceding paragraph.

Forward Looking Statements

This release, other written materials, and statements management may make, may contain certain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements are based on certain assumptions and describe future plans, strategies, and expectations of the Company. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. The following factors, among others, could cause the effects and implementation of the plan to differ materially from the expectations stated in this release: the ability of the Company to obtain the required shareholder approval; the ability to consummate the plan; the ability to fully realize the expected cost savings as a result of the plan; a change in general business and economic conditions; changes in accounting principles, policies or guidelines; changes in legislation and regulation; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing, and services.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.